Putnam Growth Opportunities  Fund (Putnam Investment Funds)

Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 20, 2014 Incorporated by reference to Post Effective Amendment
No. 150 to the Registrants Registration Statement filed on May 26, 2015.